EXHIBIT 10.18
AGREEMENT REGARDING SALE AND PURCHASE OF SHARES

THIS AGREEMENT REGARDING SALE AND PURCHASE OF SHARES (this “Agreement”) is made and entered into effective as of February 19, 2013 (the “Effective Date”) by and between JOSHUA PICKUS (“Seller”) and SUPPORT.COM, INC., a Delaware corporation (the “Company”), on the other hand.  The Company and Seller are also referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Seller has been granted certain options to purchase 1,000,000 shares (the “Options”) of the Common Stock, par value $0.0001, of the Company (“Common Stock,” and the shares of Common Stock issuable upon exercise of the Options, net of any shares of Common Stock withheld in connection with such exercise pursuant to a “cashless exercise” provision and for tax withholding, the “Shares”));

WHEREAS, Seller desires to exercise the Options on a cashless exercise basis for the Shares and  to sell the Shares;

WHEREAS, the Company desires to purchase the Shares;

WHEREAS, the Parties desire to set forth their agreement with respect to Seller’s sale of the Shares and the Company’s purchase thereof;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.         Process for Sale and Purchase.  Subject to the fulfillment or waiver of the conditions set forth in Section 5:

(a)         On such date as may be mutually agreed by Seller and the Company (the “Sale Date”), the Company shall transfer to a broker selected by the Company (the “Company Broker”) an amount equal to the Per-Share Purchase Price multiplied by the number of Shares.  “Per-Share Purchase Price” shall mean an amount equal to the lesser of (x) 95% of the closing price of the Company’s Common Stock on the date of consummation of the Proposed Transaction and (y) the simple moving average price of the Company’s Common Stock for the 30-day period ending on the date of consummation of the Proposed Transaction, determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

(b)         On or prior to the Sale Date, Seller shall exercise the Options (on a cashless exercise basis), with the exercise price of the Options (and any tax withholding thereon) plus the transaction fees charged by the Company Broker (expected to be $10,000) to be satisfied by the proceeds of the same-day sale effected by the Proposed Transaction.

(c)         On the Sale Date:

(i)      Seller shall deliver to the Company Broker by facsimile transmission (with confirming telephone call) an order to, on the Sale Date, (1) sell the Shares at a sale price per Share equal to the Per-Share Purchase Price, (2) remit to the Company the aggregate strike price of the Options, (3) withhold taxes in accordance with applicable law and any additional instructions of Seller, and (4) remit the net proceeds (after the Company Broker’s commission payable by Seller) to Seller or Seller’s designee (the “Sale Order”);

(ii)      the Company shall deliver to the Company Broker by facsimile transmission (with confirming telephone call) an order to, on the Sale Date, purchase a number of shares of Common Stock equal to the number of Shares at a per-share price equal to the Per-Share Purchase Price (payable with the funds transferred to the Company Broker pursuant to Section 1(a) hereof) (the “Purchase Order”);

(iii)      following the close of trading of the Company’s Common Stock on the Sale Date, the Company shall instruct the Company Broker to match the Sale Order and the Purchase Order to execute a purchase and sale of the Shares, and shall report the resulting sale of the Shares to NASDAQ as a sale using an “average price.”

2.         Further Acts.  Seller and the Company shall execute any further instruments or perform any acts which the other may reasonably request to carry out the intent of this Agreement.

3.         Representations and Warranties of Seller.  Seller hereby represents and warrants to the Company, as of the date hereof and as of the Sale Date, that:

(a)         Title.  Seller is the sole beneficial and legal owner of the Options and, on the Sale Date, of the Shares, free and clear of any liens, claims, impairments, rights of first refusal, co-sale rights, repurchase rights, transfer restrictions or other encumbrances.

(b)         Binding Obligation; Authority.  The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite action on behalf of the Company and (ii) assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar federal or state laws affecting the rights of creditors, and is subject to general principles of equity.  Seller has the full power and authority to exercise the Options and, on the Sale Date, will have the full power and authority to sell, transfer, convey, assign and deliver the Shares, and upon delivery and payment for the Shares on the Sale Date, the Company shall acquire valid and unencumbered title to the Shares, other than as may be imposed by United States state and federal securities laws.

(c)         Required Authorizations.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority or third party on the part of Seller is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for filings as may be required under applicable U.S. state or federal securities laws, which will be timely made.

(d)         No Violation or Default.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller will not (i) result in any violation, default or breach of any provision of any instrument, judgment, order, writ, decree, contract or agreement relating to the Options or the Shares and to which Seller is a party, any instrument, contract, or agreement by which Seller is bound, or any judgment, order, writ, decree, statute or regulation by which Seller is bound, or (ii) require any notice or consent under any such provision.

(e)         Advice of Counsel.  Seller has been advised to consult with his own attorney regarding legal matters concerning the Options and the Shares and to consult with an independent tax adviser regarding the tax consequences of the exercise of the Options and the sale of the Shares.  Seller is relying solely on his separate legal and tax advisors and not on any statements or representations of the Company for any legal or tax advice with respect to the transactions contemplated by this Agreement.

4.         Representations and Warranties of the Company.  The Company hereby represents and warrants to Seller, as of the date hereof and as of the Sale Date, that:

(a)         Binding Obligation; Authority.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby assuming the due authorization, execution and delivery by Seller, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar federal or state laws affecting the rights of creditors, and is subject to general principles of equity.

(b)         Required Authorizations.  No consent, approval or authorization of or designation, declaration or filing with any governmental authority or third party on the part of the Company is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for filings as may be required under applicable U.S. state or federal securities laws, which will be timely made.

(c)         No Violation or Default.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not (i) result in any violation, default or breach of any provision of any instrument, judgment, order, writ, decree, contract or agreement relating to the Options or the Shares and to which the Company is a party, any instrument, contract, or agreement by which the Company is bound, or any judgment, order, writ, or decree by which the Company is bound, or (ii) require any notice or consent under any such provision.

5.         Conditions to Closing.

(a)         Conditions Precedent to the Obligations of the Company.  The obligation of the Company to consummate the transactions contemplated hereby on the Sale Date is subject to the satisfaction or waiver in writing by the Company of each of the following conditions on or prior to the Sale Date:

  (i)     The representations and warranties of Seller in this Agreement shall be true and correct;

  (ii)             All of the covenants and obligations that Seller is required to perform or comply with pursuant to this Agreement on or prior to the Sale Date shall have been duly performed or complied with in all material respects;

  (iii)             If requested by the Company, Seller shall have delivered a certificate certifying the satisfaction of the conditions set forth in Sections 5(a)(i) and 5(a)(ii) hereof;

  (iv)             There shall not have been commenced or threatened against the Company, or any person or entity affiliated with the Company, any legal or other proceeding (A) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (B) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement; and

  (v)             Seller’s exercise of the Options and sale of the Shares shall (A) be permitted under applicable law and under any listing standards applicable to the Company, and (B) have been pre-cleared by the Company in accordance with its then-current policies.

(b)         Conditions Precedent to the Obligations of Seller.  The obligation of Seller to consummate the transactions contemplated hereby on the Sale Date is subject to the satisfaction or waiver in writing by Seller of each of the following conditions on or prior to the Sale Date:

  (i)     The representations and warranties of the Company in this Agreement shall be true and correct;

  (ii)             All of the covenants and obligations that the Company is required to perform or comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed or complied with in all material respects;

  (iii)             If requested by Seller, the Company shall have delivered a certificate executed by an officer of the Company (other than Seller) certifying the satisfaction of the conditions set forth in Sections 5(b)(i) and 5(b)(ii) hereof; and

 (iv)             Seller’s exercise of the Options and sale of the Shares shall (A) be permitted under applicable law and under any listing standards applicable to the Company, and (B) have been pre-cleared by the Company in accordance with its then-current policies.

6.         Termination.

(a)         This Agreement and the obligation of Seller to sell, and the obligation of the Company to purchase, the Shares may be terminated, or, in the case of clause (iv) hereof, automatically and without further action will be terminated:

  (i)     by the mutual written consent of Seller and the Company at any time; or

  (ii)             on April 30, 2013, if the Sale Date has not occurred on or before such date.

(b)         Upon termination of this Agreement, the rights and obligations of the Parties under this Agreement shall immediately cease and this Agreement shall have no further force or effect.

7.         General Provisions.

(a)         Third Party Beneficiaries.  The provisions of this Agreement are not intended to be for the benefit of or enforceable by any third party.

(b)         Governing Law; Arbitration; Forum.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to choice of law rules and principles of said state.  Any action arising under or in connection with this Agreement shall be resolved through binding arbitration held in San Francisco, California under the rules of the American Arbitration Association (“AAA”) before a single arbitrator selected by the Parties within forty-five (45) days after the receipt of a demand for arbitration by a Party hereto, except that the rules of discovery set forth in the California Code of Civil Procedure shall apply in lieu of any AAA rules of discovery.  In the event that the Parties are unable to agree on an arbitrator, one shall be appointed in accordance with the AAA rules.  The costs of arbitration shall be paid by the non-prevailing Party.  The arbitrator shall award recovery of attorneys’ fees for the prevailing Party.  Any action to enforce an award by an arbitrator hereunder may be brought in the United States District Court for the Northern District of California or the Superior Court in and for the County of San Francisco, to the jurisdiction of which each Party hereby submits.

(c)         Notices, Consents, Elections, Etc.  All notices, consents, agreements, elections, amendments, demands and approvals provided for or permitted by this Agreement shall be in writing.  For purposes of the following provisions of this Section 7(c), the term “notice” shall be deemed to include any notice, statement, report, consent or similar item required to be provided to one or more persons or entities under this Agreement or applicable law.  Notice to a Party shall be deemed duly given upon the earliest to occur of the following: (i) personal delivery to such Party; (ii) the close of business on the third day after being deposited in the United States mail, registered or certified, postage prepaid and addressed to such Party at the address set forth on the signature page hereto for such Party, or to any other address that such Party has provided to the other Party for purposes of this Section 7(c) (such Party’s “Address”); (iii) the close of business on the first business day after being deposited in the United States with a nationally recognized overnight delivery service, or on the third business day if deposited outside of the United States with an internationally recognized delivery service, with delivery charges prepaid, addressed to such Party at such Party’s Address, and marked for next business day delivery or for delivery within three business days if deposited outside the United States; or (iv) actual receipt by such Party via electronic mail or facsimile; provided, however, that notice sent via electronic mail shall be deemed duly given only when actually received and opened by the Party to which it is addressed.

(d)         Entire Agreement.  This Agreement represents the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, discussions, term sheets and agreements (whether written or oral) regarding the subject matter hereof, and may only be amended in a writing signed by all Parties.  Notwithstanding the foregoing, this Agreement shall not constitute a binding and enforceable agreement between the Parties with regard to any of the subject matter set forth herein until such time as this Agreement is fully executed by an authorized signatory of each Party and the executed signature pages are delivered to all Parties (or affirmatively released by the Parties or their counsel if the signature pages are held in escrow).

(e)         Amendment.  This Agreement may be amended, modified, waived, discharged or terminated (except as provided in Section 6) only by an instrument in writing signed by the Party against which enforcement of such amendment, modification, waiver, discharge, termination or consent is sought.

(f)         Expenses. Each Party shall bear its own expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement.  For the avoidance of doubt, the commission fees of $10,000 to be charged by Company Broker in relation to the Proposed Transaction shall be the responsibility of Seller.

(g)         Successors and Assigns.  No Party may assign this Agreement without the prior written consent of the other Party.  Any attempted assignment in contravention of this provision shall be null and void.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto.

(h)         Counterparts and Facsimiles.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such execution may be of a facsimile copy hereof, and any signature delivered to another Party in accordance with this Agreement by facsimile or electronic copy shall be valid and binding.

(j)         Representations and Warranties. The representations and warranties of Seller and the Company shall survive the date hereof and the Closing Date.  The representations and warranties of Seller and the Company shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company or Seller, as applicable.

(l)         Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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IN WITNESS WHEREOF, the Parties have executed this Agreement Regarding Sale and Purchase of Shares effective as of the date first above written.

SELLER:

JOSHUA PICKUS

Address:	900 Chesapeake Drive
Redwood City, CA 94063

Facsimile:	(650) 556-1194

Email:	josh.pickus@support.com

COMPANY:

SUPPORT.COM, INC.

By:

Name:

Title:

Address:	900 Chesapeake Drive
Redwood City, CA 94063
Attn: General Counsel

Facsimile: (650) 482-3761

Email: legal@support.com